                                   ITEM 7(E)


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                                                                       ITEM 7(E)


                          REGISTRATION RIGHTS AGREEMENT


         REGISTRATION RIGHTS AGREEMENT, (this " Agreement"), dated as of March 13, 1996, among the Rightholders (as such term and certain other capitalized terms not otherwise defined herein are defined in Article II hereof) and IPC HOLDINGS, LTD., a company incorporated under the laws of Bermuda (the "Company").

                               W I T N E S S E T H

         WHEREAS, each of the Rightholders are parties to the Shareholders' Agreement, dated as of June 29, 1993 (the "Shareholders' Agreement"), among the Company and its shareholders specified therein, relating to the Voting Common Stock, par value U.S.$200 per share, and the Non-Voting Common Stock, par value U.S.$200 per share, of the Company (together "Common Stock");

         WHEREAS, pursuant to a recapitalization of the Company, each outstanding share of Common Stock shall be converted into 25,000 Common Shares, par value U.S.$.01 per share, of the Company ("Common Shares");

         WHEREAS, the Company will permit its shareholders so electing to effect an initial public offering of certain Common Shares pursuant to a Registration Statement on Form S-1 (File No. 333-00088) (the "IPO");

         WHEREAS, the Company has agreed to provide certain registration rights to the Rightholders following the IPO and the Company and the Rightholders are entering into this Agreement to set forth the terms and conditions applicable to the grant and exercise of such registration rights;

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged by the parties hereto, the Company and the Rightholders hereby agree as follows:

                                    ARTICLE I

                               REGISTRATION RIGHTS

         1.1. DEMAND RIGHTS. (a) At any time on and after the 180th day following the date of the prospectus relating to the IPO (the "IPO Lock-Up Date") (unless the Company consents to an earlier date), each Rightholder shall have the right on one occasion or, in the case of AIG, on two occasions, to require the Company to file a registration statement on Form S-1, S-2 or S-3 (or Form F-1, F-2 or F-3) under the Securities Act for a public offering of all or any number of the Registrable Shares held by its Rightholder Group or, in the case of AIG, for any number of Registrable Option Shares, by delivering to the Company written notice stating that such right is being exercised, naming the members of its Rightholder Group whose Registrable Shares are to be included in such registration (collectively, the "Demanding Shareholders"), specifying the number of each such Demanding Shareholder's Registrable Shares or Registrable Option Shares to be included in such registration and describing the intended method of distribution thereof (a "Demand Request"); provided, however, in the event the AIG Option becomes exercisable prior to the IPO Lock-Up Date, AIG may of right demand one registration at such time for any number of Registrable Option Shares either (i) in connection with the merger or consolidation of the Company out of existence or the sale or lease of substantially all of the assets of the Company or (ii) if necessary, in the judgment of AIG, to comply with its obligation to dispose of any shares obtained pursuant to exercise of the AIG Option that would result in AIG becoming a "United States 25% Shareholder" as defined in the AIG Option (an "Inter Lock-Up AIG Request"). Two or more Rightholders may join together in making a joint Demand Request. The Company shall give prompt written notice of a Demand Request (a "Notice of Demand Request") to each Rightholder that is not making the Demand Request. Other than with respect to an Inter Lock-Up AIG Request, each such other Rightholder shall have the right to require that all or any number of the Registrable Shares or Registrable Option Shares held by its Rightholder Group be included in such registration, by delivering to the Company a written notice stating that such right is being exercised, naming the members of its Rightholder Group whose Registrable Shares or Registrable Option Shares are to be included in such registration (collectively, the "Joining Shareholders") and specifying the number of each such Joining Shareholder's Registrable Shares or Registrable Option Shares to be included in such Registration Statement (a "Joining Request"). To be effective, a Joining Request must be given on or before the fifteenth (15th) day after the Notice of Demand Request is given by the Company. In the event that AIG delivers a Demand Request or a Joining Request with respect to Registrable Option Shares, such Demand Request or Joining Request shall, in addition to the matters set forth above, indicate AIG's intention to exercise the AIG Option and the number of Registrable Option Shares to be purchased upon such exercise and to be included in the registration to which such request relates; provided, however, that the exercise of the AIG Option shall be effective only immediately prior to, and contingent upon, the closing of the public offering to which the requested registration relates. Upon receipt of a Demand Request, the Company shall use its reasonable efforts to effect the registration under the Securities Act of the Registrable Shares or Registrable Option Shares included in the Demand Request and the Registrable Shares or Registrable Option Shares included in any Joining Request, all to the extent necessary to permit the Demanding Shareholders and the Joining Shareholders (collectively, the "Sellers") to sell or otherwise dispose of their respective Registrable Shares or Registrable Option Shares included in the registration in accordance with the intended method of distribution. The rights and obligations of the parties listed under this Section 1.1(a) are subject to the other provisions of this Agreement.

         (b) The Company's obligations pursuant to Section 1.1(a) above are subject to the following limitations and conditions:

             (i) the Company shall not be obligated to fulfill a Demand Request unless the aggregate number of Registrable Shares and Registrable Option Shares to be included in such registration pursuant to any Demand Request equals or exceeds 2,500,000 Common Shares; provided, however, the Company shall be obligated to fulfill, in aggregate, one Demand Request submitted by one or more Over-allotment Remaining Shareholders provided the number of Registrable Shares to be included in such registration pursuant to such Demand Request equals or exceeds 500,000 Common Shares;

             (ii) the Company will, if requested, use reasonable efforts to participate in and assist with a "road show" and other customary marketing efforts in connection with the sale of Registrable Shares or Registrable Option Shares pursuant to such registration, at such times and in such manner as the Company and the Rightholders making such Demand Request and any related Joining Request mutually may determine (and as do not unreasonably interfere with the Company's operations);

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             (iii) the Company shall not be obligated to fulfill a Demand
         Request made by a Rightholder (other than AIG) if such Rightholder has made a prior Demand Request and either (A) the Company has filed a Securities Act registration covering Registrable Shares or Registrable Option Shares pursuant to such Demand Request, such registration was declared or ordered effective, such effectiveness was not suspended or stopped by any governmental or judicial authority and such Demand Request was not withdrawn pursuant to Section 1.1(d) below; or (B) such Demand Request was withdrawn other than pursuant to Section 1.1(d); the Company shall not be obligated to fulfill a Demand Request made by AIG if AIG has made two prior Demand Requests to which either clause (A) or
         (B) above is applicable;

             (iv) the Common Shares to be offered in a public offering pursuant to any Demand Request and related Joining Request shall not exceed the number which the managing underwriter for the offering (or, if there is none, a nationally recognized investment banking firm acting as financial advisor to the Company) determines in good faith to be appropriate based on market conditions and other relevant factors, including pricing (the "Maximum Number"), and Common Shares shall be allocated to give effect to this clause (iv) as provided in Section 1.3.

             (v) the Company shall not be obligated to fulfill the requirements herein with regard to any registration relating to a Demand Request (A) during any period of time (not to exceed ninety (90) days in the aggregate during any period of twelve (12) consecutive months) after the Company has determined to proceed with a Securities Act registration of any of its securities and is diligently proceeding to complete such registration or any offering of securities pursuant thereto (whether for its own account or that of any shareholder but excluding any registration on Form S-8 under the Securities Act or any similar or successor form) if, in the judgment of a nationally recognized investment banking firm (which may be acting as managing underwriter for any such offering or as financial advisor to the Company), the fulfillment of such requirements or such filing would have an adverse effect on the offering, (B) during any period of time (not to exceed ninety (90) days during any period of twelve (12) consecutive months) when the Company is in possession of material, non-public information that the Company would not be required to disclose publicly in the absence of any Securities Act registration of its securities, (C) during any period of time (not to exceed ninety
         (90) days during any period of twelve (12) consecutive months) when the Company is engaged in, or has determined to engage in and is proceeding diligently with, any program for the purchase of, or any tender offer or exchange offer for, its Capital Securities, and determines, on advice of independent U.S. counsel, that such program or offer and the requested registration may not proceed concurrently without violating Rule 10b-6 under the Exchange Act or (D) during the 180-day period following (1) the effectiveness of any Securities Act registration covering Capital Securities (but excluding any registration on Form S-8 under the Securities Act or any similar or successor form) or (2) the termination of the Company's efforts to effect a Securities Act registration pursuant to a prior Demand Request, if such termination was not due to any fault of the Company;

             (vi) the Company shall not be required to maintain the effectiveness of a registration statement filed pursuant to Section 1.1(a) for a period in excess of 90 consecutive days and shall not be required to file or maintain any registration statement that permits a delayed or continuous offering to be made for more than 30 consecutive days after such registration statement becomes effective;

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
             (vii) the managing underwriter of any public offering effected pursuant to this Article I shall agree to use its best efforts to avoid selling Registrable Shares or Registrable Option Shares to any one person or group of related persons (other than another dealer acting as an underwriter or member of any selling group in connection with such public offering) if, as a result of such sale, any such person would become a United States 10% Shareholder or any such person would become a United States 25% Shareholder; and

             (viii) the Rightholder(s) making the Demand Request and any Joining Shareholders, following agreement amongst themselves, shall be entitled to designate any one lawful method of distribution permitted pursuant to the registration statement (including a firm commitment underwriting) to be the method of distribution for the registration pursuant to this Section 1.1, and all Sellers will sell their Registrable Shares or Registrable Option Shares included in the registration in the designated method (and, in the case of any underwriting, on the same terms and conditions); the intended method of distribution shall be indicated in the Demand Request and, following agreement amongst the Rightholder(s) making the Demand Request and any Joining Shareholders, shall be finally determined prior to filing the registration statement; the method of distribution and the terms and conditions thereof shall be subject to the Company's prior approval, which will not be unreasonably withheld, and in any distribution involving an underwriter, the Rightholder(s) making the Demand Request and any Joining Shareholders, following agreement amongst themselves, shall be entitled (after consulting with the Company and with the Company's approval, which will not be unreasonably withheld) to select any nationally recognized investment banking firm to act as underwriter.

         (c) Subject to Section 1.3, the Company may elect to include in any registration statement filed pursuant to this Section 1.1 any Common Shares to be issued by it or held by any of its subsidiaries or by any other shareholders only to the extent such shares are offered and sold pursuant to, and on the terms and subject to the conditions of, any underwriting agreement or distribution arrangements entered into or effected by the Demanding Shareholders.

         (d) A Rightholder may withdraw a Demand Request if (i) the Company is in material breach of its obligation hereunder and has not cured such breach after having received notice thereof and a reasonable opportunity to do so or
(ii) the withdrawal occurs during a period specified in Section 1.1(b)(v). A Demand Request withdrawn pursuant to this Section 1.1(d) shall be deemed not to have been made for purposes of Section 1.1 and, together with any related Joining Request, shall be of no further effect.

         1.2. "PIGGY-BACK" RIGHTS. If at any time the Company proposes to register, for its own account or for the account of any shareholder, any Common Shares on a registration statement on Form S-1, S-2 or S-3 (or Form F-1, F-2 or F-3) under the Securities Act for purposes of a public offering of such Common Shares, other than pursuant to a Demand Request, each Rightholder shall have the right on one occasion to include Registrable Shares held by it or, in the case of AIG, any Registrable Option Shares in such registration. The Company shall give prompt written notice of any such proposal, including the intended method of distribution of such Common Shares, to each Rightholder that has not previously exercised its rights under this Section 1.2. Subject to Section 1.3, upon the written request (a "Piggy-Back Request") of any such Rightholder, given within fifteen (15) calendar days after the transmittal of any such written notice, the Company will use its reasonable efforts to include in such public offering any or all of the Registrable Shares or Registrable Option Shares then held by the Rightholder Group of which such Rightholder is a member to the extent necessary to permit the sale of such Registrable Shares

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pursuant to the intended method of distribution; provided that any participation in such public offering by a Rightholder shall be on substantially the same terms as the Company's and each other shareholder's participation therein; and provided further, that the total number of Common Shares to be included in any such public offering shall not exceed the Maximum Number, and Common Shares shall be allocated to give effect to this proviso as provided in Section 1.3. To the extent the number of Registrable Shares of a Rightholder to be included in a public offering shall be reduced as set forth in the second proviso of the prior sentence, such Rightholder shall retain a piggy-back right with respect to the number of Registrable Shares included in its Piggy-Back Request but not publicly offered. Any Rightholder shall have the right to withdraw a Piggy-Back Request by giving written notice to the Company of its election to withdraw such request at least five (5) days prior to the proposed filing date of such registration statement and such a withdrawn Piggy-Back Request shall not be counted as the exercise of such Rightholder's one piggy-back right hereunder. Each Piggy-Back Request by a Rightholder shall specify the members of its Rightholder Group whose Registrable Shares or Registrable Option Shares are to be included in the registration and the number of such shares for each such member. The Company shall be entitled to select any underwriter in a registration pursuant to this
Section 1.2.

         1.3. ALLOCATION OF SECURITIES INCLUDED IN A PUBLIC OFFERING. If the managing underwriter or placement agent for any public offering effected pursuant to Section 1.1 or Section 1.2 (or, if there is none, a nationally recognized investment banking firm acting as financial advisor to the Company) shall advise the Company and the Sellers in writing that the number of Common Shares sought to be included in such public offering (including those sought to be offered by the Company and those sought to be offered by the Sellers) exceeds the Maximum Number, the Company shall allocate Common Shares to be included in such public offering up to the Maximum Number as follows:

              (a) in the case of any registration pursuant to Section 1.1, first to the Demanding Shareholders, subject to allocation below the Maximum Number in such manner as they may agree among themselves; then to the Joining Shareholders, subject to allocation below the Maximum Number pro rata according to the number of Registrable Shares or Registrable Option Shares held by the Rightholder Group of which such Joining Shareholder is a member; then, as to any excess, to the Company; and

              (b) in the case of any registration pursuant to Section 1.2, first to the Company for its own account; then to each Rightholder making a Piggy-Back Request and each other shareholder designated by the Company, subject to allocation below the Maximum Number pro rata according to the number of Registrable Shares or Registrable Option Shares held by the Rightholder Group of which such Rightholder is a member or by such other shareholder, as the case may be.

Each Rightholder may allocate any allocation made to it pursuant to this Section
1.3 among the members of its Rightholder Group as it wishes. The Company may allocate any allocation made to it pursuant to Section 1.3(a) among itself, its subsidiaries and its shareholders as it wishes, and may allocate any allocation made to it for its own account pursuant to Section 1.3(b) among itself and its subsidiaries as it wishes.

         1.4. INDEMNIFICATION. (a) The Company shall indemnify, to the extent permitted by law, and hold harmless each Selling Shareholder against any losses, claims, damages or liabilities, joint or several, or actions in respect thereof ("Claims"), to which such indemnified party may become subject, under the Securities Act of 1933 ("Securities Act") or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration

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statement, in any prospectus or preliminary prospectus included in such registration statement or in any amendment or supplement thereto filed with the United States Securities and Exchange Commission ("SEC") (collectively, "Registration Documents") or insofar as such Claims arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in investigating or defending any such Claim as such expenses are incurred; provided that the Company shall not be liable in any such case to the extent that any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Document in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party or an underwriter specifically for use in the preparation of such Registration Document; and provided further, that the Company shall not be liable to any underwriter for such indemnification with respect to any preliminary prospectus to the extent that any such Claim results from the fact that such underwriter sold securities to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the prospectus and any amendment or supplement thereto in any case where such delivery is required by the Securities Act if the Company has previously furnished copies thereof in sufficient quantity to such underwriter and the Claim to which such underwriter is subject results from an untrue statement or omission of a material fact contained in the preliminary prospectus that was identified in writing at such time to such underwriter and corrected in such prospectus or such amendment or supplement thereto.

         (b) In connection with any registration in which any Seller is participating, each Seller, severally and not jointly, shall indemnify, to the extent permitted by law, and hold harmless the Company and each other Seller and each underwriter against any Claims to which each such indemnified party may become subject under the Securities Act or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Document, or insofar as any claims arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that such indemnification shall be payable only if, and to the extent that, any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Document in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Seller specifically for use in the preparation thereof.

         (c) Any person entitled to indemnification under Section 1.4(a) or (b) above shall notify promptly the indemnifying party in writing of the commencement of any Claim if a claim for indemnification in respect thereof is to be made against an indemnifying party under this Section 1.4, but the omission of such notice shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under
Section 1.4(a) or (b). In case any action is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it chooses, to assume the defense thereof with counsel satisfactory to the indemnified party, who may be counsel for the indemnifying party unless the indemnified party reasonably concludes such counsel would have a conflict of interest in representing both indemnified and indemnifying parties (provided that the Company shall not be responsible for the fees and expenses of more than one counsel for all indemnified parties with respect to any Claim or group of Claims alleged to have arisen from similar facts); and, after notice from the indemnifying party to the indemnified party that it so chooses, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than

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
reasonable costs of investigation. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (d) If for any reason the foregoing indemnity is unavailable to, or is insufficient to hold harmless, an indemnified party in respect of any Claim, (i) if the indemnified party is an underwriter, then each indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative benefits received by the Sellers and the Company, on the one hand, and the indemnified party, on the other, from the offering of securities to which such Registration Documents relate, (ii) as between the Company and each Seller, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other, in connection with the statements or omissions that resulted in such Claims, as well as any other relevant equitable considerations. If, however, the allocation provided in clause (i) of the immediately preceding sentence is not permitted by applicable law, or if the indemnified party failed to give the notice required by clause (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect both the relative benefits and the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions that resulted in such Claims as well as any other relevant equitable considerations. The relative benefits received by the Sellers and the Company, on the one hand, and by the underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the securities (before deducting expenses) received by the Sellers and the Company, on the one hand, bear to the total underwriting discounts and commissions received by the underwriters, on the other hand, in connection with such offering. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) As a condition to their obligations under this Section 1.4, each of the Company and the Sellers shall have received from each underwriter of Registrable Shares included in a registration statement filed under the Securities Act pursuant to Section 1.1 or 1.2 an undertaking to indemnify, to the extent permitted by law, and hold harmless the Company and the Sellers against (or if such indemnity is unavailable or is insufficient to hold harmless an indemnified party, to provide contribution, on substantially the same basis provided to such underwriter in accordance with Section 1.4(d), in respect of) any Claims to which each such indemnified party may become subject under the Securities Act or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Document, or insofar as any claims arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that such indemnification (or contribution, as the case may be) shall be payable only if, and to the extent that, any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Document in reliance upon and in conformity with written information furnished to the Company by or on behalf of such underwriter specifically for use in the preparation thereof. Notwithstanding the foregoing, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter otherwise has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The obligation of any underwriters to provide indemnification (or contribution, as the case may be) pursuant to this paragraph
(e) shall be several in proportion to their respective underwriting commitments and not joint.

         (f) The maximum liability of any Selling Shareholder to indemnify or contribute payments pursuant to this Section 1.4 shall not exceed the aggregate net proceeds from the sale of Common Shares (including the sale of Common Shares, if any, pursuant to the exercise of an overallotment option) by such Selling Shareholder in such registration.

         (g) The obligations of the Company pursuant to this Section 1.4 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and general partner of any underwriter or Seller and to each person, if any, who controls any underwriter or Seller within the meaning of the Securities Act. The obligations of each Seller pursuant to this Section 1.4 shall be in addition to any liability which such Seller may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and general partner of the Company, any underwriter or any other Seller and to each person, if any, who controls the Company, any underwriter or any other Seller within the meaning of the Securities Act. The obligations of any underwriter pursuant to this Section
1.4 shall be in addition to any liability which such underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and general partner of the Company or any Seller and to each person, if any, who controls the Company or any Seller within the meaning of the Securities Act.

         1.5. REQUIREMENTS WITH RESPECT TO REGISTRATION. If and whenever the Company is required by the provisions hereof to use its reasonable efforts to register any Registrable Shares or Registrable Option Shares under the Securities Act, the Company shall, as promptly as practicable:

              (a) Prepare and file with the SEC a registration statement with respect to such Registrable Shares or Registrable Option Shares and use its reasonable efforts to cause such registration statement to become and remain effective.

              (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement current and to comply with the provisions of the Securities Act and any regulations promulgated thereunder with respect to the sale or other disposition of such Registrable Shares or Registrable Option Shares, for as long as a prospectus relating to any such Registrable Shares or Registrable Option Shares is required to be delivered under the Securities Act, subject to the limitation in Section 1.1(b)(vi).

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
              (c) Furnish to the Sellers participating in the offering copies (in reasonable quantities) of summary, preliminary, final, amended or supplemented prospectuses, in conformity with the requirements of the Securities Act and any regulations promulgated thereunder, and other documents as reasonably may be required in order to facilitate the disposition of such Registrable Shares or Registrable Option Shares, but only while the Company is required under the provisions hereof to keep the registration statement current.

              (d) Use its reasonable efforts to register or qualify the Registrable Shares or Registrable Option Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as the managing underwriter or placement agent (or, if none, the Rightholders participating in the offering) shall reasonably request, and do any and all other acts and things which may be reasonably necessary to enable each participating Seller or underwriter to consummate the disposition of the Registrable Shares or Registrable Option Shares in such jurisdictions; provided, however, that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified; to execute or file any general consent to service of process under the laws of any jurisdiction; to take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the securities covered by the registration statement; or to subject itself to taxation in any jurisdiction where it has not theretofore done so unless the Company shall have received a reasonably satisfactory indemnity in respect thereto; or to subject itself to any insurance regulation in any jurisdiction in which it has not theretofore been so subject.

              (e) Notify each Seller selling Registrable Shares or Registrable Option Shares, at any time when a prospectus relating to any such Registrable Shares or Registrable Option Shares covered by such registration statement is required to be delivered under the Securities Act, of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, subject to the limitation in Section 1.1(b)(vi), promptly prepare and furnish to each such Seller selling Registrable Shares or Registrable Option Shares and each underwriter a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Shares or Registrable Option Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

              (f) As soon as practicable after the effective date of such registration statement, and in any event within eighteen (18) months thereafter, make generally available to Sellers participating in the offering an earnings statement (which need not be audited) covering a period of at least twelve (12) consecutive months beginning after the effective date of the registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act, including at the Company's option, Rule 158 thereunder.

              (g) Deliver promptly to each Rightholder that is, or any of whose Affiliates is, a Seller participating in the offering, upon such Rightholder's written request, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement and permit each such Rightholder to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary. Each such Rightholder agrees that it will use its best efforts not to interfere unreasonably with the Company's business when conducting any such investigation.

              (h) Obtain "cold comfort" letters from the Company's independent public accountants (including one letter when such registration statement goes effective and one at the closing) in customary form and covering such matters of the type customarily covered by such "cold comfort" letters.

         1.6. EXPENSES. The Company shall be obligated to pay Registration Expenses incurred in connection with any Demand Request, other than a Demand Request that is withdrawn by the Rightholder other than pursuant to Section 1.1(d), in which case such Registration Expenses shall be paid by the proposed Sellers on a joint and several basis or pursuant to such other arrangements as the Company and the Sellers may agree. The Company shall also be obligated to pay Registration Expenses in connection with any Piggy-Back Request, except that those expenses set forth in clauses (a), (b) and (c) of the definition of Registration Expenses shall be borne by the Company and each Seller (other than an Over-allotment Remaining Shareholder) pro rata on the basis of the number of shares being offered on behalf of the Company and each Seller (other than an Over-allotment Remaining Shareholder).

         1.7. CERTAIN SELLERS' OBLIGATIONS. Each Seller shall provide such information to the Company as the Company may reasonably request in connection with any registration hereunder of Registrable Shares or Registrable Option Shares for such Seller's account and shall dispose of any such Registrable Shares or Registrable Option Shares pursuant to any registration hereunder in the manner contemplated thereby. Each Rightholder shall cause the members of its Rightholder Group to perform their respective obligations under this Agreement.

         1.8. TRANSFER OF AIG OPTION. In the event AIG transfers the AIG Option to one or more transferees pursuant to Section 5(c) thereof, following execution by any such transferee and delivery to the Company of an instrument reasonably acceptable to the Company acknowledging that such transferee has become a party to this Agreement and assumed its rights and obligations hereunder, all references herein to AIG with respect to Registrable Option Shares shall be deemed to apply (i) in the case of a transfer of the AIG Option in whole, solely to the transferee of the AIG Option and (ii) in the case of a transfer of the AIG Option in part, collectively either to the transferees of the AIG Option or, if AIG has retained a portion of the AIG Option, to AIG and such transferee(s). The Company shall be entitled to rely solely upon the instructions of AIG or the transferee of the AIG Option designated in writing by AIG with respect to any rights granted hereunder to the holders of Registrable Option Shares. The number of demand and piggy back registration rights afforded AIG hereunder shall apply in aggregate to AIG and any and all said transferees, without any increase in the number of said demand and piggy back registration rights. There are no registration rights with respect to the AIG Option itself.

                                   ARTICLE II

                                   DEFINITIONS

         2.1. DEFINED TERMS. As used in this Agreement, the following capitalized terms have the respective meanings set forth below:

         "Affiliate" shall mean, with respect to any person, any other person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such person and with respect to Quantum Industrial Partners LDC shall include, without limitation, one or more of George Soros, Paul Soros or Soros Fund Management or affiliates thereof, and any person or entity for which any such person or entity acts as investment adviser or investment manager.

         "AIG" shall mean American International Group, Inc., a Delaware corporation.

         "AIG Option" shall mean the Amended and Restated Option Agreement, dated March __, 1996, between the Company and AIG, as the same may be further amended from time to time.

         "Bye-laws" shall mean the Amended and Restated Bye-laws of the Company, as the same may be further amended from time to time.

         "Capital Securities" shall mean all shares of each class in the capital stock of the Company and all securities convertible into or exchangeable or exercisable for any such shares.

         "Closing" shall mean the closing of the IPO pursuant to an effective registration statement under the Securities Act, and the day on which the Closing occurs shall be the day confirmed as such by a director or officer of the Company in the records maintained by the Company.

         "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934.

         "person" shall mean any individual, corporation, company, partnership, joint venture, trust, association, government or governmental body or other entity.

         "Registrable Option Shares" shall mean the Common Shares obtained or obtainable on exercise of the AIG Option.

         "Registrable Shares" shall mean, at any time, all Common Shares then outstanding, other than shares that have ceased to be Registrable Shares. Common Shares shall cease to be Registrable Shares (a) when a registration statement with respect to the disposition of such shares shall have become effective under the Securities Act (including the registration statement with respect to the IPO) and such shares shall have been disposed of pursuant to such registration statement (including in the IPO), or (b) when such shares shall have been sold pursuant to Rule 144 under the Securities Act.

         "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with the demand rights set forth in Section 1.1 and piggy-back rights set forth in Section 1.2, including, without limitation, (a) all SEC and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (b) all fees and expenses of complying with state securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Shares or Registrable Option Shares), (c) the cost of printing or preparing any registration statement, prospectus, offering circular, agreement among underwriters, underwriting agreement, blue sky memorandum, share certificates and any other documents in connection with the offering, purchase, sale and delivery of the Registrable Shares or Registrable Option Shares, (d) the costs and charges of any transfer agent and registrar and any custodian or attorney-in-fact appointed to act on behalf of the Sellers, (e) all messenger and delivery expenses, (f) the fees and expenses of any qualified independent underwriter and (g) the reasonable fees and disbursements of counsel for the Company and the Company's independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance; provided that each Seller shall pay the fees and disbursements of its own counsel, if any, and all underwriting discounts, commissions and transfer taxes, if any, relating to the sale or disposition of such Sellers' Registrable Shares or Registrable Option Shares.

         "Rightholders" shall mean, (i) American International Group, Inc., a Delaware corporation, (ii) General Re Corporation, a Delaware corporation, (iii) Quantum Industrial Partners LDC, (iv) Tivadar Charitable Lead Trust and (v) any other shareholder of the Company immediately prior to the Closing who retains any ownership of Common Shares owned by it at the time of the Closing following the Closing solely by virtue of non- or incomplete exercise of the underwriters over-allotment option with respect to the IPO (these latter shareholders being referred to as the "Over-allotment Remaining Shareholders").

         "Rightholder Group" means, as to any Rightholder at any time, such Rightholder and its Affiliates (other than the Company) at such time.

         "Rule 144" shall mean Rule 144 under the Securities Act.

         "Securities Act" shall mean the U.S. Securities Act of 1933, as amended.

         "SEC" shall mean the U.S. Securities and Exchange Commission or any other U.S. federal agency at the time administering the Securities Act or the Exchange Act.

         "shareholder" shall mean, with respect to any Common Shares, the person in whose name such shares are registered in the register of members maintained by the Company in accordance with applicable law and the Bye-laws, and the terms "hold," "held" and "holding" shall have meanings correlative to the foregoing.

         "10% Shareholder" shall have the meaning set forth in the Bye-laws.

         "United States 25% Shareholder" shall have the meaning set forth in the Bye-laws.

         2.2. GENERAL. Unless the context otherwise requires, references in this Agreement to any "section" or "article" shall mean a section or article of this Agreement, as the case may be, and the terms "hereof," "hereunder," "hereto" and words of similar meaning shall mean this Agreement in its entirety and not any particular provisions of this Agreement. Unless the context otherwise requires, the terms defined herein include the singular as well as the plural.

         Unless the context otherwise requires, each reference herein to the Securities Act, the Exchange Act or Rule 144 (or any other rule, regulation or form promulgated under either such statute) shall be deemed to mean, as of any time, such statute, rule, regulation or form as then in effect, after all amendments thereto, or, if not then in effect, any successor statute, rule, regulation or form as then in effect, after all amendments thereto.

                                   ARTICLE III

                                    RULE 144

         3.1. AVAILABILITY OF RULE 144. The Company shall use its best efforts to ensure that the information requirement set forth in paragraph (c) of Rule 144 is satisfied so that the safe harbor provided by Rule 144 is available to the Rightholders for all transfers of Registrable Shares or Registrable Option Shares made after the 90th day after the Company becomes subject to the reporting requirements of Section 13 of the Exchange Act. Upon request made by any Rightholder at any time during such period, the Company will provide such Rightholder with a written statement confirming that the Company has been subject to and has complied with the reporting requirements as provided in said paragraph (c), unless the Company shall have included such a statement in its then-latest annual or quarterly report filed with the U.S. Securities and Exchange Commission.

                                   ARTICLE IV

                                  MISCELLANEOUS

         4.1. TERMINATION OF CERTAIN RIGHTS. The rights of any Rightholder to make a Demand Request or a Joining Request pursuant to Section 1.1 or a Piggy-Back Request pursuant to Section 1.2 shall terminate on June 29, 2003; provided that, as to any Registrable Shares or Registrable Option Shares that are subject to a Demand Request, Joining Request or Piggy-Back Request duly delivered on or prior to such date, such termination shall be delayed until such shares have been disposed of pursuant to such registration statement or such offering has been completed or abandoned.

         4.2. AMENDMENT. This Agreement may not be amended except in a written instrument signed by the Company and each Rightholder whose rights hereunder would be adversely affected thereby.

         4.3. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed, unless otherwise specified herein, to have been duly given if delivered or mailed, first class postage prepaid, or transmitted by telex or facsimile, (a) if to any Rightholder, at its address or telex or facsimile number appearing in the register of members of the Company and (b) if to the Company, at its principal executive office.

         4.4. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

         4.5. BINDING EFFECT; BENEFIT. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         4.6. ASSIGNABILITY. This Agreement shall not be assignable by any party hereto.

         4.7. HEADINGS. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

         4.8. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         4.9. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York (without regard to principles of conflict of laws).

         4.10. EFFECTIVENESS. This Agreement shall become effective upon the Closing automatically and with no action on the part of any person. If the IPO shall be abandoned in the manner and as evidenced as set forth in Section 1.1 of the Termination Agreement, dated as of the date hereof, among the Company and the Shareholders specified in Schedule 1 thereto, this Agreement shall be abandoned and of no force or effect.

         IN WITNESS WHEREOF, the parties named below have hereto set their hands as of the day and year first above written.

                                           IPC HOLDINGS, LTD.


                                           By   /s/ John P. Dowling
                                                --------------------------------
                                                Title:  President and Chief
                                                        Executive Officer


                                           SHAREHOLDERS

                                           AMERICAN INTERNATIONAL GROUP, INC.


                                           By   /s/ Edward E. Matthews
                                                --------------------------------
                                                Title:  Vice Chairman - Finance


                                           GENERAL RE CORPORATION


                                           By   /s/ Ronald G. Anderson
                                                --------------------------------
                                                Title:  Vice President,
                                                        Corporate Development


                                           QUANTUM INDUSTRIAL PARTNERS LDC

                                           By   /s/ Michael C. Neus
                                                --------------------------------
                                                Title:  Attorney-in-Fact

                                    TIVADAR CHARITABLE LEAD TRUST
                                    dated September 30, 1982


                                    By   /s/ Michael C. Neus
                                         -------------------------------------
                                         Title:  Sole Trustee


                                    THE LIFE INSURANCE COMPANY OF
                                      VIRGINIA


                                    By   /s/ Ivan P. Berk
                                         -------------------------------------
                                        Title:  Executive Director,
                                                Aon Advisers, Inc.


                                    EMPLOYERS REINSURANCE CORP.


                                    By   /s/ John M. Connelly
                                         -------------------------------------
                                         Title:  Senior Vice President,
                                                 General Counsel and Secretary


                                    FORD GENERAL RETIREMENT PLAN

                                    By Alliance Capital Management, L.P.
                                            Its Investment Adviser

                                    By Alliance Capital Management Corp.
                                            Its General Partner

                                    By   /s/ Mark R. Manley
                                         -------------------------------------
                                         Title:  Assistant Secretary


                                    CFG UK INTERNATIONAL CORP.

                                    By   /s/ Jerome C. Marcus
                                         -------------------------------------
                                         Title:  Vice President

                                         RIVERBEACH INVESTMENTS LIMITED


                                         By  /s/ John T. Schmidt
                                             -----------------------------------
                                             Title:  Attorney-in-Fact


                                         NASSAU CAPITAL PARTNERS, L.P.


                                         By  /s/ Jonathan A. Sweemer
                                             -----------------------------------
                                             Title: Member